Exhibit 5.1
June 12, 2018
W. R. Berkley Corporation
475 Steamboat Road
 Greenwich, Connecticut 06830
Re:	W. R. Berkley Corporation
Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to W. R. Berkley Corporation (the “Company”), a corporation organized under the laws of the State of Delaware, with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by the Company of 11,337,697 shares of the Company’s common stock, par value $0.20 per share (the “Shares”), issuable in connection with the award of stock-based incentives (“Awards”) under the W. R. Berkley Corporation 2018 Stock Incentive Plan (the “Plan”).
We have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company.
Based on the foregoing, we are of the opinion that the Shares issuable in connection with Awards granted under the Plan, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Willkie Farr & Gallagher LLP